UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2006 (May 23, 2006)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1111 West Georgia Street, Suite 505
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 689-1535

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

          Silverado Gold Mines Ltd. (the “Company”) has completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”), and that have not been reported on our previous periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

          Regulation S

          The Company completed the following transactions pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction,” as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to the Company that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between the Company and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or are exempt from the Act. The investors agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that the Company is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or pursuant to an applicable exemption from registration under the Act.

          On April 7, 2006, the Company issued 10,376,667 units, each consisting of one share of restricted common stock and one-half of a warrant, to two investors for an aggregate purchase price of US $622,600. Each whole warrant is exercisable for a period of two years, and will be exercisable for one share of restricted common stock at a per share exercise price of US $0.12.

          On April 25, 2006, the Company issued 9,900,001 units, each consisting of one share of restricted common stock and one-half of a warrant, to four investors for an aggregate purchase price of US $693,000. Each whole warrant is exercisable for a period of two years, and will be exercisable for one share of restricted common stock at a per share exercise price of US $0.12.

          On April 25, 2006, the Company issued 500,000 shares of restricted common stock to one investor for an aggregate purchase price of US $40,000.

          On May 16, 2006, the Company issued 4,000,000 shares of restricted common stock to one investor pursuant to the exercise of a common share purchase warrant for an aggregate purchase price of US $400,000.

          On May 18, 2006, the Company issued 2,000,000 shares of restricted common stock to one investor pursuant to the exercise of a common share purchase warrant for an aggregate purchase price of US $80,000.

          Regulation D

          The Company also completed the following transactions, which were exempt from the registration requirements of the Act, under Regulation D and the rules thereunder, including Rule 506 insofar as: (1) each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Registrant in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

          On April 25, 2006, the Company issued 1,500,000 shares of restricted common stock to four accredited investors for an aggregate purchase price of US $120,000.

          On May 1, 2006, the Company issued 2,400,000 shares of restricted common stock to five accredited investors for an aggregate purchase price of US $192,000.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

          (c)      Exhibits.

Exhibit No.	Document

10.1(1)	Form of Subscription Agreement (Regulation S).
10.2(1)	Form of Subscription Agreement (Regulation D).
10.3	Form of Subscription Agreement (Regulation S).
10.4	Form of Warrant.

(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 3, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	SILVERADO GOLD MINES LTD.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer